MSTI Holdings, Inc.
259-263 Goffle Road
Hawthorne, New Jersey 07506

January 31, 2008

To the MSTI Holdings, Inc. Debenture Holders:

1.    Liquidated Damages; Repricing Warrants. Reference is hereby made to that certain Registration Rights Agreement, dated as of May 25, 2007 (the “Registration Rights Agreement”), by and among MSTI Holdings, Inc., a Delaware corporation (the “Company”), and each entity identified on the signature pages thereto (each, including its successors and assigns, a “Purchaser” and, collectively, the “Purchasers”). Capitalized terms used in this Section 1 of this letter agreement and not otherwise defined shall have the meanings ascribed to them in the Registration Rights Agreement.

Pursuant to Section 1 of the Registration Rights Agreement, the Company was required to cause the Initial Registration Statement to be declared effective by the Securities and Exchange Commission (the “Commission”) on or prior to the Effectiveness Date, as such date has been extended to November 21, 2007 by letter agreement between the Purchasers and the Company. Pursuant to Section 2(b) of the Registration Rights Agreement, if the Initial Registration Statement is not declared effective by the Commission by November 21, 2007, the Company is required to pay to each Purchaser, for each month in which the Registration Statement has not been declared effective, an amount in cash equal to 1% of the aggregate purchase price paid by such Purchaser for any unregistered Registrable Securities then held by such Purchaser (“Liquidated Damages”).

The undersigned Purchasers hereby waive any non-compliance with the aforementioned Section 2(b) of the Registration Rights Agreement, and waive any default or Event of Default (as such term is defined in the Debentures), and any breach or threatened breach, arising under the Registration Rights Agreement or any other Transaction Document, including without limitation the Debentures and the Warrants, and waive any Liquidated Damages, in each case resulting or that could result from the Company’s failure to have the Initial Registration Statement declared effective by the Commission by November 21, 2007.

In exchange for such waiver by the Purchasers of their rights to Liquidated Damages, the parties hereto agree that Section 2(b) of the Warrants be hereby amended to reduce the exercise price from $1.00 to $0.65 per share.

2.    Subsequent Equity Sales. Reference is hereby made to that certain Securities Purchase Agreement, dated as of May 24, 2007 (the “Purchase Agreement”), by and among the Company and the Purchasers. Capitalized terms used in this Section 2 of this letter agreement and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

Pursuant to Section 4.13(a) of the Purchase Agreement, as amended, the Company is prohibited from issuing shares of Common Stock or Common Stock Equivalents until 90 days after the Registration Statement is declared effective, except for Exempt Issuances. The Purchasers hereby waive any non-compliance with the aforementioned Section 4.13(a), and waive any default or Event of Default (as such term is defined in the Debentures), and any breach or threatened breach, arising under the Purchase Agreement or any other Transaction Document, including without limitation the Debentures and the Warrants, and waive any and all penalties, damages, and claims resulting or that could result from the issuance of (i) shares of Common Stock to Telkonet, Inc. for a purchase price of up to $3,000,000, of which $275,000 of such proceeds will be used by the Company for European investor relations purposes, (ii) shares of Common Stock issued in connection with acquisitions or strategic transactions approved by the directors of the Company, but not including a transaction where the shares are being issued primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (iii) an additional 2,000,000 shares of Common Stock to employees and consultants under the Company’s 2007 Stock Incentive Plan at an exercise price of no less than $0.65 per share.

3.    Amendment to Debenture. The text of Section 8(a)(ix) of the Debenture is hereby deleted and replaced with the following:

“Frank T. Matarazzo shall cease to serve as Chief Executive Officer of the Company.”

4.    Repricing Outstanding Options and Warrants. The undersigned hereby further agree that, notwithstanding anything in the Transaction Documents to the contrary, the exercise price of all options and warrants issued by the Company which are currently outstanding shall be set at $0.65 per share.

5.    Filing of 8-K. On or before 5:30 pm (New York time) on the date after all undersigned have signed this letter agreement, the Company shall file a Current Report on Form 8-K, reasonably acceptable to each undersigned disclosing the material terms of this letter agreement, which shall include this letter agreement as an attachment thereto.

6.    Independent Nature of Purchasers' Obligations and Rights. The Company has elected to provide all Purchasers with the same terms and letter agreement for the convenience of the Company and not because it was required or requested to do so by the Purchasers. The obligations of each Purchaser under this letter agreement, and any Transaction Document, are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under this letter agreement or any Transaction Document. Nothing contained herein or in any Transaction Document, an no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement or the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this letter agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be jointed as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of this letter agreement and the Transaction Documents.

7.    Miscellaneous. Subject to the waivers and agreements provided herein, the Transactions Documents shall remain in full force and effect. Except as expressly set forth herein, this letter agreement shall not be deemed to be a waiver, amendment or modification of any provisions of the Transaction Documents or of any right, power or remedy of the Purchasers, or constitute a waiver of any provision of the Transaction Documents (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. The Purchasers reserve all rights, remedies, powers or privileges available under the Transaction Documents, at law or otherwise, subject to the terms of this letter agreement. This letter agreement shall not constitute a novation or satisfaction and accord of the Transaction Documents or any other document, instrument and/or agreement executed or delivered in connection therewith. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

Please indicate your acknowledgment of and agreement to the foregoing by signing a copy of this letter and returning an executed original to the Company. This letter agreement may be executed by the parties hereto in counterparts, and execution may be evidenced by facsimile or other electronic transmission of a signed signature page by any party hereto, and all of such counterparts together shall constitute one and the same instrument.

Sincerely,

/s/ Frank Matarazzo

Frank Matarazzo
Chief Executive Officer

[DEBENTURE HOLDER SIGNATURE PAGE]

ACCEPTED AND AGREED:

DKR SOUNDSHORE OASIS HOLDING FUND LTD.
By: DKR Oasis Management Company LP, its investment manager

By:	/s/ Barbara Burger	Dated: 02/04/2008
Name:	Barbara Burger
Title:	Authorized signatory

ALPHA CAPITAL ANSTALT

By:	/s/ Konrad Ackerman	Dated: 02/11/2008
Name:	Konrad Ackerman
Title:	Director

GEMINI MASTER FUND, LTD.

By:	/s/ Steven W. Winters	Dated: 02/11/2008
Name:	Steven W. Winters
Title:	President of the Investment Manager

WHALEHAVEN CAPITAL FUND LIMITED

By:	/s/ Brian Mazella	Dated: 02/07/2008
Name:	Brian Mazella
Title:	CFO

CMS CAPITAL

By:	/s/ Howard Weiss	Dated: 02/06/2008
Name:	Howard Weiss
Title:	Director

BRIO CAPITAL L.P.

By:	/s/ Shaye Hirsch	Dated: 02/11/2008
Name:	Shaye Hirsch
Title:	Manager of General Partner